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                                                                      EXHIBIT 21


                                 VF CORPORATION
                        SUBSIDIARIES OF THE CORPORATION


Following is a listing of the significant subsidiaries of the Corporation, all of which are wholly owned:

                                                                             Jurisdiction of
            Name                                                              Organization
- ----------------------------                                                 --------------
Bassett-Walker, Inc.                                                         Virginia

Blue Bell, Inc.                                                              Delaware

D. J. Industries, Inc.                                                       Delaware

Healthtex, Inc.                                                              Delaware

JanSport, Inc.                                                               Delaware

Jantzen Inc.                                                                 Nevada

The Lee Apparel Company, Inc.                                                Pennsylvania

Lee Apparel (U.K.) Ltd.                                                      N. Ireland

The H. D. Lee GmbH                                                           Germany

The H. D. Lee Company, Inc.                                                  Delaware

Lee Europe N.V.                                                              Belgium

Les Dessous Feminis Sandefo, S.A.                                            France

Lou Diffusion, S.A.                                                          France

Red Kap Industries, Inc.                                                     Delaware

VF Factory Outlet, Inc.                                                      Delaware

VF International Division, Inc.                                              Delaware

VF France, S.A.                                                              France

Vanity Fair, Inc.                                                            Delaware

Vanity Fair Mills, Inc.                                                      Alabama

Vives Vidal, S.A.                                                            Spain

Wrangler Limited                                                             United Kingdom

Wrangler Germany GmbH                                                        Germany



Excludes subsidiaries which, if considered as a single subsidiary, would not constitute a significant subsidiary at January 1, 1994.